UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 30, 2015

ZAP
(Exact name of Registrant as specified in its charter)

California	03-03000	94-3210624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Fourth Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01      Entry into Material Definitive Agreement

Effective July 30, 2015, China Electric Vehicle Corporation (“CEVC”) and the Company agreed to amend the Company’s Senior Secured Convertible Promissory Note (“Note ”) dated January 12, 2011 held by CEVC. The amended and restated Note extends the maturity date to December 31, 2016. In addition, the amended and restated Note further provides that in the event the Company should issue shares of its common stock, options or convertible securities at the lesser of $0.25 per share or the conversion price provided in the Note, no adjustment in the conversion price will be made so long as the Company’s subsidiary, Zhejiang Jonway Automobile Co. Ltd. remains solvent and continues to operate and pay its debts and obligations as they become due, maintains it operational manufacturing facilities and continues to manufacture and sell at least 500 automobiles per calendar quarter. In the event that these conditions are not satisfied, CEVC will have the right to exercise any of its rights under the Note.

In addition to the amendments to the Note, the expiration date of the Warrantsgranted to CEVC and to Cathaya Capital L. P., respectively, were extended to December 31, 2016.

Section 2 - Financial Information

Item 2.03      Creation of a Direct Financial Obligation or an Obligationunder an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 are incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and exhibits

Item 9.01      Financial Statements and Exhibits

Exhibit	Description

10.1	Amended and Restated Senior Secured Convertible Promissory Note dated July 30, 2015.

10.2	Amendment to Warrant to Purchase Common Stock of ZAP

10.3	Amendment to Warrant to Purchase Common Stock of ZAP

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: August 5, 2015	By:	/s/ Chuck Schillings
Chuck Schillings
Co-Chief Executive Officer

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